    As filed with the Securities and Exchange Commission on December 6, 1996
                                             Registration Statement No. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            PEOPLE'S BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)

         MASSACHUSETTS                  545 PLEASANT STREET                04-3272233
(State or Other Jurisdiction of    NEW BEDFORD, MASSACHUSETTS 02740     (I.R.S. Employer
 Incorporation or Organization)            (508) 991-2601              Identification No.)

   (Address, including zip code, and telephone number, including area code of
                    Registrant's principal executive offices)


                     1996 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the Plan)


                                 COLIN C. BLAIR
                      Chief Financial Officer and Treasurer
                            PEOPLE'S BANCSHARES, INC.
                               545 Pleasant Street
                        New Bedford, Massachusetts 02740
                                 (508) 991-2601

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                              REGINA M. PISA, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1525

                              --------------------

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE    AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
        REGISTERED            REGISTERED (1)             SHARE                   PRICE              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10            37,100 shares           $  9.625(2)            $3,381,756.25           $1,024.77
par value                     296,900 shares           $10.1875(3)
--------------------------------------------------------------------------------------------------------------------
TOTAL                         334,000 shares                                  $3,381,756.25           $1,024.77
====================================================================================================================

(1)  Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2)  This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.
(3)  This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee on November 29, 1996, utilizing the average of the high and low sale prices reported on the Nasdaq National Market System on that date.

--------------------------------------------------------------------------------
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in the requirements of
Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     People's Bancshares, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) (i) The Registrant's Current Report on Form 8-K, filed with the Commission on February 8, 1996 (the "Form 8-K") and (ii) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

     (c) The description of the Registrant's common stock, par value $0.10 per share, contained in Exhibit 99.1 to the Form 8-K.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification. The Registrant is a Massachusetts corporation. Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The Registrant's By-laws provide that directors and officers of the Registrant shall, and in the discretion of the Board of Directors, non-officer employees may, be indemnified by the Registrant against liabilities and expenses arising out of service for or on behalf of the Registrant. The By-laws provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Registrant. The By-laws provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws. The By-laws also provide that the right of directors and officers to indemnification is a contract right.

     Under the By-laws, indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to such indemnification under the By-laws, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided even if the person to be indemnified is no longer an officer, director, or employee of the Registrant.

     The By-laws provide that the Registrant shall not indemnify a director or officer in connection with any action, suit, proceeding or investigation initiated by the director or officer unless such initiation was approved by the Board of Directors of the Registrant.

     The By-laws provide that the Registrant is authorized to enter into agreements with its directors and officers providing indemnification procedures different from those set forth in the By-laws, and to purchase and maintain liability insurance for itself and any director, officer, employee or agent of the Registrant.

     Limitation of Liability. Massachusetts General Laws Chapter 156B, Section 13 enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Articles and By-laws currently contain no limitation of liability provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

     4.1        1996 Stock Option and Incentive Plan

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

     23.1 Consent of Goodwin, Procter & Hoar LLP (contained in Exhibit 5.1 hereto)

     23.2 Consent of Wolf & Company, P.C., as independent public accountants

     24.1       Powers of attorney (see page 5 of this Registration Statement)

ITEM 9. UNDERTAKINGS

     (a)        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of New Bedford, Commonwealth of Massachusetts, on December 4, 1996.


                                           PEOPLE'S BANCSHARES, INC.



                                           By: /s/ Colin C. Blair
                                              ----------------------------------
                                              Colin C. Blair
                                              Vice President, Treasurer and
                                              Chief Financial Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of People's Bancshares, Inc. hereby severally constitute Frederick W. Adami, III and Colin C. Blair and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable People's Bancshares, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                        DATE


/s/ John A. Williams           President, Chief Executive      December 5, 1996
----------------------------   Officer and Director
John A. Williams               (principal executive officer)


/s/ Colin C. Blair             Vice President, Treasurer       December 4, 1996
----------------------------   and Chief Financial Officer
Colin C. Blair                 (principal financial and
                               accounting officer)


/s/ Frederick W. Adami, III    Director                        December 4, 1996
----------------------------
Frederick W. Adami, III

     SIGNATURE                          TITLE                        DATE
     ---------                          -----                        ----

/s/ Virginia M. Burke          Director                        December 4, 1996
----------------------------
Virginia M. Burke


/s/ B. Benjamin Cavallo        Director                        December 4, 1996
----------------------------
B. Benjamin Cavallo


                               Director                        December __, 1996
---------------------------
John R. Eaton


/s/ S. David Goldberg          Director                        December 4, 1996
----------------------------
S. David Goldberg


/s/ Terrence Gomes             Director                        December 4, 1996
----------------------------
Terrence Gomes


/s/ Fred W. Green              Director                        December 4, 1996
----------------------------
Fred W. Green


/s/ Loring C. Johnson          Director                        December 4, 1996
----------------------------
Dr. Loring C. Johnson


/s/ Richard D. Matthews        Director                        December 3, 1996
----------------------------
Richard D. Matthews


/s/ Gerald R. Rodman           Director                        December 4, 1996
----------------------------
Gerald R. Rodman


/s/ Davis H. Scudder           Director                        December 4, 1996
----------------------------
Davis H. Scudder


                               Director                        December __, 1996
----------------------------
Stanley D. Siskind

                                EXHIBIT INDEX


  EXHIBIT
  NUMBER     DESCRIPTION
  ------     -----------

    4.1      1996 Stock Option and Incentive Plan

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

   23.1      Consent of Goodwin, Procter & Hoar LLP (contained in
             Exhibit 5.1 hereto)

   23.2 Consent of Wolf & Company, P.C., as independent public accountants

   24.1      Powers of attorney (see page 5 of this Registration
             Statement)